                                                                       EXHIBIT 5




                                December 18, 1998



Lockheed Martin Corporation
6801 Rockledge Drive
Bethesda, Maryland  20817

     Re: Lockheed Martin Corporation 1995 Omnibus Performance Award Plan (the "Plan")

Ladies and Gentlemen:

     I submit this opinion to you in connection with the filing with the Securities and Exchange Commission of a registration statement on Form S-8 (the "Registration Statement") on the date hereof. The Registration Statement registers shares of common stock ("Common Stock") of Lockheed Martin Corporation (the "Corporation") for use in connection with the Plan. The Plan contemplates that Common Stock may be treasury or authorized but unissued shares or may be acquired in the open market. As Associate General Counsel of the Corporation, I have examined such corporate records, certificates and other documents and have reviewed such questions of law as I deemed necessary or appropriate for the purpose of this opinion.

     Based upon that examination and review, I advise you that in my opinion:

     (i) the Corporation has been duly incorporated and is validly existing under the laws of the State of Maryland; and

     (ii) to the extent that the operation of the Plan results in the issuance of Common Stock, such shares of Common Stock have been duly and validly authorized and, when issued in accordance with the terms set forth in the Registration Statement, will be legally issued, fully paid and nonassessable.


December 18, 1998
Page 2


     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my opinion in the Registration Statement. In giving my consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 nor the rules of the Securities and Exchange Commission thereunder.

                                Very truly yours,


                                /s/ Marian S. Block

                                Marian S. Block
                                Associate General Counsel
                                Lockheed Martin Corporation